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SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-11(c) or §240.1a-12
American Bank Note Holographics, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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AMERICAN BANK NOTE HOLOGRAPHICS, INC.
399 Executive Boulevard
Elmsford, New York 10523

July 6, 2004

Dear Stockholder:

        You are cordially invited to attend our Annual Meeting of Stockholders to be held at 10:00 a.m. on Tuesday, August 3, 2004 at the Westchester Marriott Hotel, 670 White Plains Road, Tarrytown, New York 10591.

        At the meeting you will be asked to elect five directors to our board of directors and to ratify our appointment of Ernst & Young LLP as our independent auditors. In addition, we will be pleased to report on the affairs of American Bank Note Holographics, Inc. and a discussion period will be provided for questions and comments of general interest to stockholders.

        We look forward to personally greeting those stockholders who are able to be present at the meeting; however, whether or not you plan to be with us at the meeting, it is important that your shares be represented. Accordingly, you are requested to sign and date the enclosed proxy and mail it in the envelope provided at your earliest convenience.

        Thank you for your cooperation.

Very truly yours,

Kenneth H. Traub President and Chief Executive Officer

AMERICAN BANK NOTE HOLOGRAPHICS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                      Elmsford, New York
                      July 6, 2004

        Notice is hereby given that the Annual Meeting of Stockholders of American Bank Note Holographics, Inc. will be held at 10:00 a.m. on Tuesday, August 3, 2004 at the Westchester Marriott Hotel, 670 White Plains Road, Tarrytown, New York 10591 for the following purposes:

    (1)
    To elect a board of directors;

    (2)
    To ratify our selection of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2004; and

    (3)
    To transact such other business as may properly come before the meeting or any adjournment of the meeting.

        Our only outstanding voting securities are shares of common stock, of which 18,483,720 shares were outstanding at the close of business on June 25, 2004. Stockholders of record at the close of business on June 25, 2004 will be entitled to notice of and to vote at the annual meeting or any adjournment thereof. A list of stockholders eligible to vote at the meeting will be available for inspection at the meeting and for a period of ten days prior to the meeting during regular business hours at our corporate headquarters at 399 Executive Boulevard, Elmsford, New York 10523.

        You are cordially invited to attend the meeting in person. If you are unable to attend the meeting in person please complete and date the enclosed form of proxy and return it promptly in the envelope provided. No postage is required if mailed in the United States. If you attend the meeting you may revoke your proxy and vote your shares in person.

Alan Goldstein Secretary

AMERICAN BANK NOTE HOLOGRAPHICS, INC.
399 Executive Boulevard
Elmsford, New York 10523

PROXY STATEMENT

        This proxy statement contains information related to the annual meeting of stockholders of American Bank Note Holographics, Inc. ("ABNH") to be held at 10:00 a.m. on Tuesday, August 3, 2004 at the Westchester Marriott Hotel, 670 White Plains Road, Tarrytown, New York 10591 and at any postponements or adjournments thereof. We are mailing copies of this proxy statement, the attached notice of annual meeting of stockholders and the enclosed proxy card, starting on or about July 6, 2004.

ABOUT THE MEETING

What is the purpose of the meeting?

        At our annual meeting, stockholders are being asked to act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, including the election of directors and to approve the appointment of Ernst & Young LLP as our independent auditors. In addition, our management will report on our performance during fiscal 2003 and respond to questions from stockholders.

Who is entitled to vote at the meeting?

        Only stockholders of record at the close of business on the record date, June 25, 2004, are entitled to receive notice of and to vote at the annual meeting.

What are the voting rights of our stockholders?

        Each stockholder is entitled to cast one vote for each share of common stock that he or she held as of the record date on each matter to be voted upon at the meeting or any postponements or adjournments of the meeting.

What constitutes a quorum?

        In order to carry on the business of the meeting, there must be a quorum. This means at least a majority of the outstanding shares eligible to vote on the record date must be represented at the meeting, either by proxy or in person. As of the record date, 18,483,720 shares of our common stock were outstanding. Proxies received but marked as abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. "Broker non-votes" are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner and the matter is one as to which the broker or nominee is not permitted to exercise discretionary voting authority.

How do I vote?

        You may vote in person at the meeting or by using the enclosed proxy card. The board of directors recommends that you vote by proxy even if you plan to attend the meeting. If you are a "street name" stockholder and wish to vote at the meeting, you will need to obtain a proxy form from the institution that holds your shares.

How do proxies work?

        The board of directors is asking for your proxy. Giving us your proxy means that you authorize us to vote your shares at the annual meeting in the manner you direct. You may vote for all, some, or none of our board of director candidates. You may also vote for or against our selection of Ernst & Young LLP as our independent auditors.

Can I change my vote after I return my proxy card?

        Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with our Secretary either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

How are nominees for election to our board of directors selected?

        Our board of directors does not have a nominating committee or committee performing a similar function and does not have a formal written charter addressing the nominations process. Our board of directors believes it is appropriate not to have a nominating committee because all of its directors participate in the identification and evaluation of director nominee candidates. Typically, a director nominee candidate will be identified by one of the directors and then presented to the rest of the board for its evaluation and consideration. As permitted by SEC rules, such director nominee candidates are recommended for the board of directors' selection by a majority of the independent directors on the board of directors, applying the definition of independence set forth in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards.

        Our board of directors will consider director candidates who have relevant business experience, are accomplished in their respective fields, and who possess the skills and expertise to make a significant contribution to our board of directors and ABNH. Director nominees should have high-leadership business experience, knowledge about issues affecting our business and the ability and willingness to apply sound and independent business judgment.

What are the board of directors' recommendations?

        If you sign and return the enclosed proxy card but do not specify how to vote, we will vote your shares in favor of our director nominees and ratification of Ernst & Young LLP as our independent auditors. If any other matters are properly presented for consideration at the meeting, the individuals named as proxies on the enclosed proxy card will vote the shares that they represent on those matters as recommended by the board of directors. If the board does not make a recommendation, then they will vote in accordance with their best judgment. In summary, the board of directors recommends a vote:

  •
  For the election of the nominated directors; and

  •
  For the ratification of Ernst & Young LLP as our independent auditors.

What vote is required to approve each item?

        Election of Directors.    The affirmative vote of a plurality of votes cast at the meeting is required for the election of directors. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether or not there is a quorum present.

        Other Items.    For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked "ABSTAIN" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Therefore, any abstention will have the effect of a negative vote.

        If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

Who is soliciting these proxies?

        Our board of directors is soliciting the execution and return of the enclosed proxy card for the purposes set forth in the notice of meeting. We will bear the costs incidental to soliciting and obtaining proxies, including the cost of reimbursing banks and brokers for forwarding proxy materials to their principals. Proxies may be solicited, without extra compensation, by our officers and employees by mail, telephone, telefax, personal interviews and other methods of communication. Although we have no present plans to hire paid solicitors to assist us in obtaining proxies, we may do so if we determine it will be helpful in obtaining stockholder approval of the matters to be voted upon at the meeting. We will pay all the fees and expenses of any firm engaged by us.

        Stockholders are urged to complete, sign, date and return the enclosed proxy in the envelope provided. In order to avoid unnecessary expense, we ask your cooperation in mailing your proxy promptly.

BENEFICIAL OWNERSHIP OF COMMON STOCK

Who are the largest owners of our common stock?

        As of May 28, 2004 and except as set forth below, we do not know of any single person or group that is the beneficial owner of more than 5% of our common stock.

Name and address of beneficial owner	Amount and nature of beneficial ownership (1)	Percentage of common stock (1)
Crane & Co., Inc. 30 South Street Dalton, MA 01226	3,387,720	18.3%
Libra Advisors, LLC Libra Associates, LLC Libra Fund, L.P. Ranjan Tandon 277 Park Avenue New York, NY 10172 (2)	2,156,000	11.7%
Levy, Harkins & Co., Inc. The Gracy Fund, L.P. Edwin A. Levy Michael J. Harkins 570 Lexington Avenue New York, NY 10022 (3)	1,703,400	9.2%

(1)
Beneficial ownership is determined in accordance with the rules of the SEC, and includes general voting power and/or investment power with respect to securities. At May 28, 2004, we had 18,483,720 shares of our common stock outstanding.

(2)
The information provided is based solely on a Schedule 13G/A, as amended, filed with the SEC on February 17, 2004. Libra Advisors, LLC, the general partner of Libra Fund, L.P., owns 1,858,516 shares of common stock. Libra Advisors, LLC is also the investment adviser of an offshore fund that owns 297,484 shares of our common stock. Libra Advisors, LLC has the power to vote and to direct the voting of and the power to dispose and direct the disposition of these 2,156,000 shares. Ranjan Tandon is the sole voting member and manager of Libra Advisors, LLC and may be deemed to have the power to vote and to direct the voting of and the power to dispose and direct the disposition of the 2,156,000 shares of common stock beneficially owned by Libra Advisors, LLC.

(3)
The information provided is based solely on a Schedule 13G/A, as amended, filed with the SEC on May 12, 2004. Levy, Harkins & Co., Inc. ("LHC") is the beneficial owner of 10,800 shares of common stock held in LHC's pension and profit sharing plans and may be deemed the beneficial owner of 1,284,800 shares of common stock held in individual accounts of investment advisory clients of LHC. The Gracy Fund, L.P., a private investment company, is the beneficial owner of 294,500 shares of common stock. Edwin A. Levy and Michael J. Harkins are the sole shareholders of LHC and the sole general partners of The Gracy Fund, L.P. and have shared power to vote or direct the vote of and dispose or to direct the disposition of the 1,590,100 shares beneficially owned or deemed beneficially owned by LHC and beneficially owned by The Gracy Fund, L.P. Mr. Levy individually is the beneficial owner of 113,300 shares of common stock.

How much common stock do our directors and executive officers own?

Name	Aggregate number of shares beneficially owned (1)	Acquirable within 60 days (2)	Percentage of common stock (3)
Kenneth H. Traub	812,500	812,500	4.2%
Salvatore F. D'Amato	352,000	350,000	1.9%
Alan Goldstein	179,250	179,250	*
Fred J. Levin	71,200	20,000	*
Douglas A. Crane (4)	3,403,520	15,000	18.4%
Mark J. Bonney	5,000	5,000	*
All directors and executive officers as a group (6 persons)	4,823,470	1,381,750	24.3%

*
Represents less than 1% of our outstanding common stock

(1)
Beneficial ownership is determined in accordance with the rules of the SEC, and includes general voting power and/or investment power with respect to securities. At May 28, 2004, we had 18,483,720 shares of our common stock outstanding. Shares of common stock subject to options currently exercisable or exercisable within 60 days of May 28, 2004 are deemed outstanding for computing the percentage beneficially owned by the person holding such options.

(2)
Reflects the number of shares that could be purchased by exercise of options outstanding at May 28, 2004 or within 60 days thereafter.

(3)
Based on the number of shares outstanding at May 28, 2004.

(4)
Consists of 800 shares owned by Mr. Crane, 15,000 shares of common stock subject to options currently exercisable or exercisable within 60 days of May 28, 2004 and 3,387,720 shares owned by Crane & Co., Inc., a privately owned corporation that Mr. Crane and his family own. Mr. Crane disclaims beneficial ownership of the shares held by Crane & Co., Inc.

EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth information as of December 31, 2003 with respect to our equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	1,097,000	$1.40	253,000
Equity compensation plans not approved by security holders (2)	1,726,000	$2.64	137,000

Total:	2,823,000		390,000

(1)
Represents our 2000 Stock Incentive Plan.

(2)
Represents our 1998 Stock Incentive Plan. Our 1998 Stock Incentive Plan, as amended, was not approved by security holders. See "Stock Incentive Plans" for a complete description of the material features of this plan.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

Directors Standing for Election

        At the annual meeting, stockholders will be asked to elect five directors to serve until the next annual meeting of stockholders or until their respective successors are elected and qualified. All five current directors have been nominated for re-election at the meeting for one-year terms. Directors will be elected by a favorable vote of a plurality of the shares of common stock present and entitled to vote, in person or by proxy, at the annual meeting.

        Should one or more of these nominees be unable to accept nomination or election as a director, the individuals named as proxies on the enclosed proxy card will vote the shares that they represent for such other persons as the board of directors may recommend. The board of directors has no present knowledge that any of the persons named will be unavailable to serve. Dr. Stephen A. Benton, who had served as a director since July 1998, passed away during 2003.

        The directors standing for re-election are:

Director	Age	Year First Became Director	Principal Occupation During the Past Five Years

Kenneth H. Traub	43	1999
			Kenneth H. Traub has served as our President and Chief Executive Officer since March 2000 and as a director since April 1999. From February 1999 through March 2000, Mr. Traub served as our President and Chief Operating Officer, and from January 1999 to February 1999 he served as our consultant. Previously, Mr. Traub co-founded Voxware, Inc., a developer of digital speech processing technologies, and served on its board of directors from February 1995 to January 1998 and as its Executive Vice President, Chief Financial Officer and Secretary from February 1995 to April 1998. Prior to February 1995, Mr. Traub was Vice President of Trans-Resources, Inc., a diversified multinational holding company. Mr. Traub holds an MBA from the Harvard Graduate School of Business Administration and a BA from Emory University.
Salvatore F. D'Amato	75	1999
			Salvatore F. D'Amato has served as our Chairman of the board of directors since April 1999 and as a director since March 1999. He was also our Chairman of the board of directors and President from 1983 to 1990 and was a consultant for us from time to time between 1990 and April 1999. Mr. D'Amato was President and a director of American Banknote Corporation, our former parent corporation, from 1977 to 1983. Prior to 1977 he served as Vice President, Engineering and Senior Vice President, Operations with American Banknote Corporation. Mr. D'Amato holds a Masters degree in Engineering from Columbia University.
Fred J. Levin	41	2000
			Fred J. Levin has served as a director since February 2000. Mr. Levin has been the President and Chief Executive Officer of LGI Network LLC, a market research and information service company, since February 2002. Previously Mr. Levin was the President of the Concord Watch Division of Movado Group, Inc., a manufacturer and marketer of watches, from March 1998 to January 2002. Mr. Levin also served with Movado Group, Inc. as Senior Vice President, International from April 1995 to February 1998 and as Vice President, Distribution from February 1994 to March 1995. Prior to February 1994, Mr. Levin was a management consultant with McKinsey & Company. Mr. Levin holds a BS in Industrial Engineering from Northwestern University and an MBA from the Harvard Graduate School of Business Administration.

Douglas A. Crane	44	2000
			Douglas A. Crane has served as a director since June 2000. Mr. Crane has been the Manager of Currency Paper Manufacturing and U.S. Currency Contract for Crane & Co., Inc., a manufacturer of paper products, since 2001. Mr. Crane also served with Crane & Co., Inc. as Manager of Corporate Strategic Planing from 1998 to 2001, as Manager of Manufacturing Technology from 1995 to 1998, and as Production Manager, Project Engineer from 1990 to 1995. Mr. Crane holds a BS in Biomedical Engineering/Materials Science from Brown University, an MS in Paper Chemistry from the Institute of Paper Science and Technology and an MBA from the Massachusetts Institute of Technology. We appointed Mr. Crane as a director as part of an agreement that we entered into with Crane & Co., Inc. on June 29, 2000.
Mark J. Bonney	50	2003
			Mark J. Bonney has served as a director since February 2003. Mr. Bonney has been the Managing Partner of Endeavour Advisors, LLC, a strategic management-consulting firm, since April 2004. Previously, Mr. Bonney was the Chief Executive Officer of MJB Consulting, a strategic management-consulting firm, from March 2002 through March 2004. Prior thereto, Mr. Bonney was the President and Chief Operating Officer of Axsys Technologies, a leading supplier of optical components and subsystems from August 1999 through March 2002. Prior thereto, Mr. Bonney held various positions, including Vice President of Operations, Vice President of Finance and Chief Financial Officer of Zygo Corporation, a manufacturer of measurement systems and optical products, from March 1993 through July 1999. Mr. Bonney holds a BS in Business Administration and Economics from Central Connecticut State University and an MBA in Finance from the University of Hartford.

Vote Required

        The five nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote, a quorum being present, shall be elected as our directors. Only votes cast for a nominee will be counted, except that the accompanying proxy will be voted for all nominees in the absence of instructions to the contrary. Abstentions, broker non-votes and instructions on the accompanying proxy card to withhold authority to vote for one or more nominees will result in the respective nominees receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such action.

        The Board of Directors recommends a vote FOR the election of these nominees as directors.

EXECUTIVE COMPENSATION

        The following table provides information concerning compensation paid to or earned during 2001, 2002 and 2003 by each individual who served as our chief executive officer or in a similar capacity during 2003 and our other two executive officers during 2003 (the "Named Executive Officers").

Summary Compensation Table

		Annual Compensation			Long-Term Compensation Shares of Common Stock Underlying Options (#)
Name	Year	Salary ($)	Bonus ($)	Other Annual Compensation (1)($)		All Other Compensation (2)($)
Kenneth H. Traub President and Chief Executive Officer	2001 2002 2003	300,000 309,000 318,270	150,000 145,000 140,000	10,208 9,312 9,609	— — 200,000	4,473 5,050 5,973
Salvatore F. D'Amato Chairman of the Board	2001 2002 2003	180,000 185,400 190,962	70,000 70,000 70,000	13,380 42,502 13,788	— — 40,000	2,149 2,449 2,348
Alan Goldstein Vice President, Chief Financial Officer and Secretary	2001 2002 2003	170,000 175,100 180,350	50,000 40,000 45,000	5,868 6,835 5,820	— — 40,000	2,948 3,248 3,248

(1)
Other Annual Compensation in 2001 and 2003 for Mr. D'Amato and 2001, 2002 and 2003 for Messrs. Traub and Goldstein consisted of the use of automobiles paid for by us. Other Annual Compensation in 2002 for Mr. D'Amato consisted of $12,447 for the use of an automobile paid for by us and $30,055 resulting from our purchase, on his behalf, of the automobile formally leased by us for his benefit.

(2)
All Other Compensation in 2003 includes term life insurance premiums and employer contributions to our 401(k) retirement plan paid by us for Mr. Traub of $3,973 and $2,000, respectively, for Mr. D'Amato of $348 and $2,000, respectively, and for Mr. Goldstein of $1,248 and $2,000, respectively.

STOCK OPTIONS

        The following table sets forth information with respect to option grants in 2003 to each of the Named Executive Officers:

Option Grants in Last Fiscal Year

Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term(2)
	Number of Securities Underlying Options Granted(#)	% of Total Options Granted to Employees in Fiscal Year(1)
Name				Exercise or Base Price ($/share)		Expiration Date
							5%($)		10%($)
Kenneth H. Traub	150,000 50,000	25.60 8.53	% %	$ $	0.85 1.13	5/28/13 12/18/13	$ $	79,500 35,500	$ $	202,500 90,000
Salvatore F. D'Amato	25,000 15,000	4.27 2.56	% %	$ $	0.85 1.13	5/28/13 12/18/13	$ $	13,250 10,650	$ $	33,750 27,000
Alan Goldstein	25,000 15,000	4.27 2.56	% %	$ $	0.85 1.13	5/28/13 12/18/13	$ $	13,250 10,650	$ $	33,750 27,000

(1)
Based on options to purchase 586,000 shares granted in 2003 under the 2000 Stock Incentive Plan.

(2)
These amounts represent assumed rates of appreciation in the price of our common stock during the terms of the options in accordance with rates specified in applicable federal securities regulations. Actual gains, if any, on stock option exercises will depend on the future price of the common stock and overall stock market conditions. The 5% rate of appreciation over the term of the $0.85 stock price and the $1.13 stock price on the date of the respective grants would result in a stock price of $1.38 and $1.84, respectively. The 10% rate of appreciation over the term of the $0.85 stock price and the $1.13 stock price on the date of the respective grants would result in a stock price of $2.20 and $2.93, respectively. There is no representation that the rates of appreciation reflected in this table will be achieved.

2003 Year-End Option Values

        The following table sets forth at December 31, 2003 the number of options and the value of unexercised options held by each of the Named Executive Officers in the Summary Compensation Table:

2003 Year-End Option Values

	Shares of Common Stock Underlying Unexercised Options (#)		Value of Unexercised In-the-Money Options at December 31, 2003 ($)(1)
Name
	Exercisable	Unexercisable	Exercisable	Unexercisable
Kenneth H. Traub	775,000	200,000	—	$122,000
Salvatore F. D'Amato	325,000	40,000	—	$23,000
Alan Goldstein	173,000	40,000	—	$23,000

(1)
Based on the difference between $1.53, which was the closing price per share on December 31, 2003, and the exercise price per share of the options.

Stock Incentive Plans

        On August 4, 2000, we adopted the American Bank Note Holographics, Inc. 2000 Stock Incentive Plan (as amended, the "2000 Plan"), which was subsequently approved by our stockholders at our annual meeting on September 12, 2000. In August 2001, our stockholders approved an amendment to the 2000 Plan increasing the shares available for issuance thereunder by 600,000 to 1,350,000 shares. On July 20, 1998, we adopted the 1998 Stock Incentive Plan (as amended, the "1998 Plan", and collectively with the 2000 Plan, the "Plans"). The Plans were adopted for the purpose of granting various stock incentives to our officers, directors, employees and consultants. Our board of directors (or a committee appointed by our board of directors) has discretionary authority, subject to certain restrictions, to administer the Plans. The total number of shares reserved for issuance under the Plans are 3,213,000 shares of common stock. Options to purchase 2,823,000 shares of common stock were outstanding under the Plans at May 28, 2004. Options to purchase an additional 15,000 shares of common stock were outstanding outside the Plans at May 28, 2004. The exercise price of options granted under the Plans may not be less than 100% of the fair market value of the common stock on the date such option was granted. Options granted under the Plans generally become vested and exercisable for up to either 25% or 33 1/3% of the total optioned shares upon each succeeding anniversary of the date of grant. Generally, the unexercised portion of any option automatically terminates upon the termination of the optionee's employment with us, unless otherwise determined by the board of directors; provided however, that any extension shall not extend beyond the expiration of the option, generally ten years. Upon a change in control, outstanding options will generally become fully vested.

        We filed a registration statement on May 24, 2001, on Form S-8 under the Securities Act of 1933, as amended, to register all shares of common stock issuable under the 1998 Stock Incentive Plan, as amended, the 2000 Stock Incentive Plan and the 15,000 options granted outside the Plans.

        We filed a registration statement on April 1, 2002, on Form S-8 under the Securities Act of 1933, as amended, to register 600,000 additional shares of common stock issuable under the 2000 Stock Incentive Plan.

What committees has the board of directors established?

        Our board of directors has established an Audit Committee in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The members of the Audit Committee are currently Mark J. Bonney (Chairman) and Fred J. Levin. Our Board of Directors has determined that Mark J. Bonney is an audit committee financial expert as defined by Item 401(h) of Regulation S-K of the Exchange Act. All of the members of our Audit Committee are independent within the meaning of Item 7(d)(3)(iv) of Schedule 14A applying the definition of independence set forth in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. The Audit Committee's amended and restated charter provides that the Audit Committee shall be comprised of no more than five and no less than three members. Dr. Stephen Benton, who served as a member of our Audit Committee, passed away during 2003, resulting in our Audit Committee being comprised of only two members. We are currently searching for a qualified candidate to replace Dr. Benton and serve on our Audit Committee.

        The Audit Committee recommends to the board of directors the appointment of our independent auditors. The Audit Committee also discusses and reviews, with our independent auditors, the scope and results of the annual audit. During 2003, our Audit Committee met five times.

        Our board of directors has established a Compensation Committee. The Compensation Committee advises our board of directors on compensation matters, determines the compensation of the Chief Executive Officer, reviews and takes action on the recommendation of the Chief Executive Officer as to the appropriate compensation of other officers and key personnel and approves the grants of bonuses to officers and key personnel. The Compensation Committee is also responsible for the administration of our

1998 Stock Incentive Plan and 2000 Stock Incentive Plan. The Compensation Committee is currently composed of Messrs. Levin (Chairman), Crane and Bonney. During 2003, our Compensation Committee met four times.

How often did the board of directors meet during fiscal 2003?

        During the fiscal year ended December 31, 2003, our board of directors met seven times. Each director attended at least 75% of the meetings of the board of directors when he was a director.

What is our policy regarding director attendance at annual meetings of stockholders?

        It is the policy of our board of directors that directors are strongly encouraged to attend all annual stockholder meetings. All of our directors attended the 2003 annual meeting of stockholders.

How are directors compensated?

        During 2003, each member of our board of directors who is not an employee of ABNH received annual compensation of $12,000 for serving on the board of directors. Each of these directors also received $1,000 for each board meeting attended in person, $500 for each telephonic board meeting attended and $500 for each committee meeting attended. We also will reimburse directors for any expenses incurred in attending meetings of the board of directors and the committees thereof. Upon their initial election to the board of directors, each non-employee director is granted options to purchase 25,000 shares of our common stock. These options are exercisable at the fair market value of the common stock on the date of grant. These options become vested and exercisable for up to 20% of the total option shares upon the first anniversary of the grant of the options and for an additional 20% of the total option shares upon each succeeding anniversary until the option is fully vested and exercisable at the end of the fifth year.

Compensation Committee Report on Executive Compensation

        The Compensation Committee of the board of directors advises our board of directors on compensation matters, determines the compensation of the Chief Executive Officer, reviews and takes action on the recommendation of the Chief Executive Officer as to the appropriate compensation of other officers and key personnel and approves the grants of bonuses to officers and key personnel. The Compensation Committee is also responsible for the administration of our Stock Incentive Plans. This report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

Chief Executive Officer Compensation

        The Compensation Committee reviews the compensation arrangements for our Chief Executive Officer at least annually, typically in the fourth and/or first quarter of the fiscal year. Mr. Traub's employment agreement, which renewed in February 2004 for an additional one-year term, includes provisions described below under the heading "Employment Agreements" for the payment of a base salary and the payment of quarterly and other bonuses. In determining whether to renew Mr. Traub's employment agreement and his total compensation for fiscal 2003, the Compensation Committee considered the terms of his employment agreement, his leadership of ABNH, our financial and operating performance during the preceding year, competitive pay practices, and Mr. Traub's individual performance and contributions to us. The Compensation Committee believes that Mr. Traub provides strong leadership to us and has been instrumental in improving our financial, operating and strategic position.

        In making its compensation decisions with respect to Mr. Traub, the Compensation Committee exercised its discretion and judgment based on the above factors, relying more heavily on qualitative factors compared to quantitative criteria and results. No specific formula was applied to determine the weight of each factor. As part of its review of executive compensation, the Compensation Committee met with and was advised by independent compensation consultants. In fiscal 2003, Mr. Traub's contractual base compensation was $318,270. Mr. Traub was also paid the $25,000 quarterly bonus contemplated under his employment agreement and an additional year-end discretionary bonus of $40,000.

ABNH'S General Compensation Policy for Executive Officers

        The fundamental policy of the Compensation Committee is to provide our executive officers with competitive compensation opportunities based upon their contribution to our development and financial success and their personal performance. It is the Compensation Committee's objective to have a portion of each executive officer's compensation contingent upon our performance as well as upon each executive officer's own level of performance. Therefore, the compensation package for each executive officer is comprised of three different elements: (1) base salary which reflects individual performance and is designed primarily to be competitive with salary levels in the industry; (2) cash bonuses which reflect the achievement of performance qualitative and quantitative objectives and goals; and (3) long-term stock-based incentive awards which strengthen the mutuality of interest between the executive officers and our stockholders.

        Factors.    The principal factors (together with the factors specified above with respect to Mr. Traub) that the Compensation Committee considered with respect to each executive officer's compensation for fiscal 2003 are summarized below. The Compensation Committee may, however, in its discretion, apply entirely different factors for executive compensation in future years.

        Base Salary.    The base salary for each executive officer is specified in his respective employment agreement and was determined on the basis of the following factors: experience, expected personal performance, the salary levels in effect for comparable positions within and outside the industry and internal and external base salary comparability considerations. The weight given to each of these factors differed from individual to individual, as the Compensation Committee and the board of directors believed appropriate.

        Bonus.    Bonus represents the variable component of the executive compensation program that is tied to our performance and individual achievement. In determining bonuses, the Compensation Committee considers factors such as relative performance of ABNH during the year and the individual's contribution to our performance, the need to attract, retain and motivate high quality executives as well as the degree to which the executive officer met or exceeded certain objectives established for him.

        Long-Term Incentive Compensation.    Long-term incentives are provided through grants of stock options. The grants are designed to align the interests of each executive officer with those of the stockholders and provide each individual with a significant incentive to manage ABNH from the perspective of an owner with an equity stake. Each option grant allows the individual to acquire shares of our common stock at a fixed price per share over a specified period of time up to ten years. Each option generally becomes exercisable in installments over a three-year period. Therefore, the option grant will provide a return to the executive officer only if the executive officer remains employed by ABNH during the vesting period, and then only if the market price of the underlying shares appreciates. The number of shares subject to each option grant is set at a level intended to create meaningful opportunity for appreciation based on the executive officer's current position with ABNH, the size of comparable awards made to individuals in similar positions and the individual's personal performance in recent periods. The Compensation Committee also considers the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. However, the Compensation Committee does not adhere to any specific guidelines as to the relative option holdings of our executive officers.

        The Compensation Committee granted 280,000 stock options to our executive officers in 2003.

Internal Revenue Code Limits on the Deductibility of Compensation

        Section 162(m) of the Internal Revenue Code of 1986, as amended, generally denies publicly-held corporations a federal income tax deduction for compensation exceeding $1,000,000 paid to the chief executive officer or any of the four other highest paid executive officers, excluding performance-based compensation. Through December 31, 2003, this provision has not limited our ability to deduct executive compensation, but the Compensation Committee will continue to monitor the potential impact of Section 162(m) on our ability to deduct executive compensation. We believe that our compensation philosophy of paying our executive officers with competitive salaries, cash bonuses and long-term incentives, as described in this report, serves the best interest of ABNH and its stockholders.

The Compensation Committee
Fred J. Levin, Chairman Mark J. Bonney Douglas A. Crane

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Compensation Committee currently consists of Messrs. Levin, Crane and Bonney. Mr. Crane is an employee of Crane & Co., Inc. None of the members of our Compensation Committee is or has been an officer or employee of ABNH. No interlocking relationships exist between the board of directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past. None of our executive officers or directors serve on the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of our board of directors or Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Employment Agreements

        We entered into an employment agreement with Kenneth H. Traub in February 1999 for an initial term of one year, which renews automatically for successive one-year terms, unless we give at least 60 days written notice prior to the end of the current term. As amended in March 2000, the agreement provides for an annual base salary of $300,000, to be increased by not less than 3% per year upon renewal and further provides that, if we do not renew his employment agreement, Mr. Traub will receive severance equal to two times his annual salary and bonus. Pursuant to the agreement, Mr. Traub shall receive quarterly bonuses of $25,000 unless the board of directors or a committee designated thereby shall, in its sole discretion, determine the payment of such quarterly bonus should not be paid based on the performance of Mr. Traub and/or the business, results of operations or financial condition of ABNH. Additionally, the board of directors or Compensation Committee may, in its sole discretion, award Mr. Traub additional quarterly and year-end bonuses. In connection with the agreement, we granted to Mr. Traub options to purchase up to 250,000 shares of our common stock at an exercise price of $1.75 per share. In the event of Mr. Traub's termination by us for any reason other than for cause, as defined in the agreement, or his resignation for good reason, as defined in the agreement, we are generally required to (1) pay him his salary then in effect with any bonus which may have been accrued or which otherwise would have been granted by the board to him for a period of two years following such termination, (2) continue to provide employee benefits to Mr. Traub, and (3) accelerate vesting on any unvested options granted to him under the 1998 Plan and permit the exercise of vested options under such plan for a period of two years thereafter. Upon the termination of Mr. Traub's employment by us following a change of control, as defined in the agreement, or Mr. Traub's resignation for good reason following a change in control, we are required to (1) pay him a severance amount equal to two times his annual salary and bonus then in effect (or, if such termination or resignation for good reason is more than one year after such change of control, an amount equal to three times his salary and annual bonus then in effect), (2) accelerate vesting on any unvested options granted under the 1998 Plan and any shares of restricted stock purchased by Mr. Traub, and (3) to the extent such amounts are subject to excise taxes under Section 4999 of the Internal Revenue Code, provide a tax gross up to him for any additional amounts due. In connection with his employment agreement, Mr. Traub has agreed not to compete with, or solicit from, us during his term of employment and for one year thereafter and has agreed not to disclose or use our confidential information.

        We entered into an employment agreement with Salvatore F. D'Amato in April 1999 for an initial term of two years, which renews upon mutual agreement for successive one-year terms. As amended, the agreement provides for a base salary of $180,000 per year. Pursuant to the agreement, Mr. D'Amato is eligible to receive bonuses at the discretion of our board of directors, with a target bonus of $10,000 per quarter. The quarterly bonus is required to be paid unless the board determines otherwise based on certain factors. In connection with the agreement, we granted to Mr. D'Amato options to purchase up to 175,000 shares of our common stock at an exercise price of $2.50 per share. In the event of Mr. D'Amato's termination for any reason other than for cause, as defined in the agreement, or in the event of his resignation for good reason, as defined in the agreement, we are required to continue to pay his salary then in effect, together with any bonus that may have accrued, for the remainder of his employment term. Upon termination of Mr. D'Amato's employment following a change of control, or Mr. D'Amato's resignation for good reason within one year of a change of control, we are required to pay him an amount equal to his annual salary and bonus. In connection with his employment agreement, Mr. D'Amato agreed not to compete with us during his term of employment and for one year thereafter.

        We entered into an employment agreement with Alan Goldstein in April 1999 for an initial term of one year, which renews automatically for successive one-year terms, unless we give at least 60 days written notice prior to the end of the current term. As amended, the agreement provides for an annual base salary of $170,000, to be increased by not less than 3% per year upon renewal and further provides that, if we do not renew his employment agreement, Mr. Goldstein will receive severance equal to one-half of his annual salary and bonus. Pursuant to the agreement, Mr. Goldstein is eligible to receive bonuses at the discretion of our board of directors, with a target bonus of $10,000 per quarter. In connection with the agreement, we granted to Mr. Goldstein options to purchase up to 100,000 shares of our common stock at an exercise price of $2.50 per share. In the event of Mr. Goldstein's termination by us for any reason other than for cause, as defined in the agreement, or his resignation for good reason, as defined in the agreement, we are required to (1) pay him his salary then in effect with any bonus which may have been accrued or which otherwise would have been granted by the board to him for a period of six months following such termination or resignation for good reason, (2) continue to provide employee benefits to Mr. Goldstein and (3) accelerate vesting on any unvested options granted to him under the 1998 Plan and permit the exercise of vested options under such plan for a period of two years thereafter. Upon termination of Mr. Goldstein's employment following a change of control, or Mr. Goldstein's resignation for good reason, as defined in the agreement, following a change of control, we are required to pay him as severance an amount equal to nine months of his salary and bonus then in effect. In connection with his employment agreement, Mr. Goldstein agreed not to compete with us during his term of employment and for one year thereafter.

Other

        On June 30, 2000, we entered into a Stock Purchase Agreement (the "Agreement") with Crane & Co., Inc. ("Crane"). Under the Agreement, we sold 3,387,720 shares of our common stock to Crane for an aggregate purchase price of $9,316,230. The Agreement also provides that our board of directors and our audit committee of our board of directors each be expanded by one position, which was filled by Douglas A. Crane, a representative of Crane (Mr. Crane resigned from our audit committee effective May 1, 2003). The Agreement also provides that, for as long as Crane owns at least 51% of the shares of common stock purchased under the Agreement, Crane shall be entitled to designate one director on the management slate of nominees to our board, and that, should our board be expanded to a number greater than six, then our board shall be expanded by another seat, and Crane shall be entitled to nominate an additional director.

        The Agreement also contains a standstill provision, whereby Crane agreed that, among other things, neither it nor its affiliates, except as otherwise provided for in the Agreement, will acquire more than its current proportionate share of our outstanding securities. The standstill provision also provides that Crane will not offer, sell or transfer any of our voting securities during a tender or exchange offer if such offer is opposed by our board of directors. In connection with the transaction, Crane also received the right to cause us to register Crane's shares for public resale and the right to include such shares in any future registration of our securities, subject to certain exceptions.

        During 2000, we entered into agreements with Crane under which we rent factory space and lease employees for our facility in Dalton, MA. For the years ended December 31, 2003, 2002 and 2001, we paid Crane under these agreements $72,000 each year, for the rental of the factory space and $162,000, $151,000 and $116,000, respectively, for the leased employees. In addition, we paid Crane $5,700 for leasehold improvements on the rental space for the year ended December 31, 2001. On February 28, 2003, we entered into a new agreement with MasterCard which entitles MasterCard to appoint Crane as its second supplier to produce up to 20% of MasterCard's annual hologram requirements in coordination with us. In addition, the agreement allows MasterCard to appoint Crane as its contingent supplier under certain circumstances.

        During 2001, we purchased a technology and patent pending from Mr. D'Amato, which he had developed prior to becoming a director, for a purchase price of $30,000.

COMPLIANCE WITH SECTION 16(A) OF
THE SECURITIES EXCHANGE ACT OF 1934

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who beneficially own more than 10% of our common stock, to file with the Securities and Exchange Commission reports of their ownership and changes in their ownership of common stock. Based upon a review of the copies of the filings with the Securities and Exchange Commission and written representations from our executive officers, directors and persons who beneficially own more than 10% of our common stock, we believe that the Section 16(a) filing requirements applicable to our executive officers, directors and persons who beneficially own more than 10% of our common stock in fiscal 2003 were complied with on a timely basis, except each of Kenneth Traub, Salvatore D'Amato, Alan Goldstein and Fred Levin failed to file a Form 4 on a timely basis, which transactions were subsequently reported on a Form 5.

AUDIT COMMITTEE REPORT

        The Audit Committee of our board of directors reviews the financial reporting process, the system of internal control, the audit process and our process for monitoring compliance with laws and regulations. The Audit Committee reviews, acts on and reports to our board of directors with respect to various auditing and accounting matters, including the recommendations of our auditors regarding staffing needs, the scope of our annual audits, fees to be paid to our independent auditors, the performance of our independent auditors and our accounting practices. The Audit Committee reviews and discusses its charter each year in order to determine whether appropriate changes and/or additions need to be made to update and enhance our auditing procedures and standards. All of the members of our Audit Committee are independent within the meaning of Section 7(d)(3)(iv) of Schedule 14A applying the definition of independence set forth in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. The Audit Committee has determined that Mark J. Bonney, the chairman of the Audit Committee, qualifies as an "audit financial expert" as defined by Item 401(h) of Regulation S-K of the Exchange Act. Our board of directors originally adopted a written charter for our Audit Committee on August 4, 2000, and adopted a revised written charter on April 28, 2003.

        The Audit Committee also discussed with management and the independent auditors the quality and adequacy of our internal controls, the independent auditors' quality controls and the continuity of its audit team. The Audit Committee reviewed with the independent auditors their audit plans, audit scope and identification of audit risks. Our Audit Committee received from Ernst & Young LLP the written disclosures required by Independence Standards Board Standard No. 1 and discussed with them their independence. Our Audit Committee reviewed our financial statements with our board of directors and discussed with Ernst & Young LLP, our independent auditors during the 2003 fiscal year, the matters required to be discussed by Statement of Auditing Standard No. 61. After reviewing and discussing the financial statements, our Audit Committee recommended that they be included in our annual report on Form 10-K for the year ended December 31, 2003.

        This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that ABNH specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

The Audit Committee
Mark J. Bonney, Chairman Fred J. Levin

AUDIT FEES

        On June 6, 2002, upon the recommendation of our Audit Committee, our board of directors dismissed Arthur Andersen LLP who had served as our previous independent auditors and engaged Ernst & Young LLP. All fees paid to Arthur Andersen LLP during 2002 for audit and other services rendered are set forth below. In addition, Ernst & Young LLP, our independent auditors for 2002 and 2003, were paid for audit and other services rendered as set forth below in 2002 and 2003.

  2003 Fiscal Year

Audit Fees	Ernst & Young LLP
Audit Fees	$245,700
Audit-Related Fees	—
Tax Fees (1)	1,250
All Other Fees	—

Total Fees for the Year Ended December 31, 2003	$246,950

  2002 Fiscal Year

Audit Fees	Arthur Andersen LLP	Ernst & Young LLP	Total Amount
Audit Fees	$20,500	$206,700	$227,200
Audit-Related Fees	—	—	—
Tax Fees (1)	—	5,700	5,700
All Other Fees	—	—	—

Total Fees for the Year Ended December 31, 2002	$20,500	$212,400	$232,900

(1)
Tax fees for the 2003 and 2002 fiscal years were incurred in connection with the review of our tax returns.

        The Audit Committee concluded that provision of these services is compatible with maintaining the principal accountants' independence.

Pre-Approval Policies

        The Audit Committee pre-approves all audit and non-audit services provided by our independent auditors prior to the engagement of the independent auditors with respect to such services. With respect to audit services and permissible non-audit services not previously approved, the Audit Committee has authorized the Chairman of the Audit Committee to approve such audit services and permissible non-audit services, provided the Chairman informs the Audit Committee of such approval at its next regularly scheduled meeting. All "Audit Fees" and "Tax Fees" set forth above were pre-approved by the Audit Committee in accordance with its pre-approval policy. We did not incur any "Audit-Related Fees" or "Other Fees" in 2002 or 2003.

PROPOSAL NO. 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        Subject to ratification by the shareholders, the board of directors has appointed Ernst & Young LLP as independent auditors to audit our financial statements for the year ending December 31, 2004.

        A representative of Ernst & Young is expected to be present at the annual meeting. The representative will have the opportunity to make a statement if he or she so desires and will also be available to answer inquiries.

        The Audit Committee of our board of directors annually considers and recommends to our board the selection of our independent auditors. As recommended by our Audit Committee, our board of directors on June 6, 2002 decided to dismiss Arthur Andersen LLP as our independent public accountants and engaged Ernst & Young LLP to serve as our independent auditors for 2002.

        During our fiscal years ended December 31, 2000 and 2001, and through June 6, 2002, there were no disagreements between us and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Arthur Andersen's satisfaction, would have caused Arthur Andersen to make reference to the subject matter of the disagreement in connection with its reports. None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within our fiscal years ended December 31, 2000 and 2001 or through June 6, 2002. The audit reports of Arthur Andersen on our financial statements as of and for the fiscal years ended December 31, 2000 and 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

        We requested that Arthur Andersen furnish a letter addressed to the SEC stating that it agreed with the above statements relating to Arthur Andersen with respect to our fiscal years ended December 31, 2000 and 2001 and the subsequent interim period. A copy of this letter was filed as Exhibit 16.1, as part of our Form 8-K, dated June 10, 2002.

        During our fiscal years ended December 31, 2000 and 2001, and through June 6, 2002, neither we, nor anyone acting on our behalf, consulted with Ernst & Young with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or any other matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Vote Required

        While stockholder ratification is not required for the selection of Ernst & Young, as the board of directors is responsible for selecting our independent auditors, we are submitting this selection for ratification at the annual meeting with a view toward soliciting the stockholder opinion, which will be taken into consideration in future deliberations.

        The affirmative vote of the holders of a majority of the shares of our common stock present or represented at the meeting is required for the ratification of our appointment of Ernst & Young as our independent auditors. Broker non-votes with respect to this matter will be treated as neither a vote "for" nor a vote "against" the matter, although they will be counted in determining whether there is a quorum. Abstentions will not be voted, although they will be counted for purposes of determining whether there is a quorum. Therefore, an abstention will have the same legal effect as a vote "against" the matter because it represents a share present or represented at the meeting and entitled to vote, and thereby increases the number of affirmative votes required to approve this proposal.

        The Board of Directors recommends a vote FOR ratification of our selection of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2004.

COMPARATIVE STOCK PERFORMANCE

        The Stock Price Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

        The graph compares our performance from December 31, 1998 through December 31, 2003, against the performance of the Russell 2000 Index and our peer group for the same period. The peer group represented in the graph includes the corporations (other than ABNH) that are in the Metal Heat Treating Group and who make up our SIC Code Index, a published index of which our group code is 3398.

RELATIONSHIP WITH INDEPENDENT AUDITORS

        Ernst & Young LLP, which was retained on June 6, 2002, were our independent auditors in 2002 and 2003 and will serve in that capacity in the 2004 fiscal year. Please refer to Proposal No. 2, "Ratification of Appointment of Independent Public Accountants," for more information regarding the appointment of Ernst & Young LLP as our independent auditors. A representative of Ernst & Young LLP is expected to be present at the meeting (either in person or by telephone) where he will be available to respond to appropriate questions and have the opportunity to make a statement if he so desires.

STOCKHOLDER PROPOSALS FOR OUR 2005 ANNUAL STOCKHOLDERS'
MEETING AND OTHER STOCKHOLDER COMMUNICATIONS

Stockholder Proposals

        We must receive all stockholder proposals that are intended to be included in our proxy statement for our 2005 annual meeting of stockholders no later than April 14, 2005 at American Bank Note Holographics, Inc., 399 Executive Boulevard, Elmsford, New York 10523, Attention: Secretary.

Stockholder Communications

        The board of directors maintains a process for stockholders to communicate with the board of directors or individual directors as follows. Stockholders who wish to communicate with the board of directors or an individual director should direct written correspondence to our Secretary at our principal executive office at 399 Executive Boulevard, Elmsford, New York 10523. Any such communication must contain (i) a representation that the stockholder is a holder of record of our stock, (ii) the name and address, as they appear on our books, of the stockholder sending such communication and (iii) the number of shares of our stock that are beneficially owned by such stockholder. The Secretary will forward such communications to the board of directors or the specified individual director to whom the communication is directed unless such communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Secretary has the authority to discard the communication or take appropriate legal action regarding such communication.

Other Matters

        We do not know of any matters that are to be presented for action at the annual meeting other than those set forth above. If any other matters properly come before the annual meeting, the persons named in the enclosed form of proxy will vote the shares represented by proxies in accordance with their best judgment on such matters.

        Proxies will be solicited by mail and may also be solicited in person or by telephone by some of our regular employees.

By order of the board of directors

Alan Goldstein Secretary

Elmsford, New York
July 6, 2004

AMERICAN BANK NOTE HOLOGRAPHICS, INC.
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 3, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        Kenneth H. Traub and Alan Goldstein, and each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, are hereby authorized to represent and to vote all shares of common stock of American Bank Note Holographics, Inc. held of record by the undersigned on June 25, 2004, at the annual meeting of stockholders to be held at 10:00 a.m. (local time) on Tuesday, August 3, 2004, at the Westchester Marriott Hotel, 670 White Plains Road, Tarrytown, New York 10591, and at any adjournment thereof. Any and all proxies heretofore given are hereby revoked.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR EACH NOMINEE LISTED IN PROPOSAL NO. 1 AND FOR PROPOSAL NO. 2.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NOS. 1 AND 2.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Proposal No. 1—Election of Directors.
Nominees:
	☐	FOR ALL NOMINEES	☐ Kenneth H. Traub
	☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	☐ Salvatore F. D'Amato ☐ Fred J. Levin
	☐	FOR ALL EXCEPT (See instructions below)	☐ Douglas A. Crane ☐ Mark J. Bonney
INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ☒

2.	Proposal No. 2—Ratification of the Board of Directors' selection of Ernst & Young LLP as independent auditors.
☐ FOR
☐ AGAINST
☐ ABSTAIN

Discretionary authority is hereby granted with respect to such other matters as may properly come before the meeting.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished therewith.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Dated	, 2004

Signature

Signature if held jointly

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

QuickLinks

AMERICAN BANK NOTE HOLOGRAPHICS, INC.
ABOUT THE MEETING
BENEFICIAL OWNERSHIP OF COMMON STOCK
EQUITY COMPENSATION PLAN INFORMATION
PROPOSAL NO. 1—ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
Summary Compensation Table
STOCK OPTIONS
Option Grants in Last Fiscal Year
2003 Year-End Option Values
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934
AUDIT COMMITTEE REPORT
AUDIT FEES
PROPOSAL NO. 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
COMPARATIVE STOCK PERFORMANCE
RELATIONSHIP WITH INDEPENDENT AUDITORS
STOCKHOLDER PROPOSALS FOR OUR 2005 ANNUAL STOCKHOLDERS' MEETING AND OTHER STOCKHOLDER COMMUNICATIONS